UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
March 10, 2008
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
   (Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 10, 2008, Airgas, Inc. (the “Company”) announced the reinstatement of its existing share repurchase plan (the “Plan”). The Plan authorizes the repurchase of up to $150 million of Airgas common stock and was originally approved by the Company’s Board of Directors in November 2005. Subsequently, the Company repurchased approximately $13 million of Airgas common stock under the Plan. In July 2006, the Plan was suspended while the Company consummated and integrated its acquisitions of Linde AG’s U.S. bulk and packaged gas assets. The Company will repurchase common stock under the Plan as market conditions permit.
The press release announcing the reinstatement of the Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	None

(b)	None

(c)	None

(d)	Exhibits.
     99.1 — Press Release dated March 10, 2008

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC. (Registrant)
BY:	/s/ Thomas M. Smyth
Thomas M. Smyth
Vice President & Controller

DATED: March 10, 2008